As filed with the Securities and Exchange Commission on January 9, 2002.                                     File No. _________

 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

NATIONAL SERVICE INDUSTRIES, INC.
 (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-0364900 (I.R.S. Employer Identification No.)

 National Service Industries, Inc.
1420 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 853-1000
 (Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

 Carol Ellis Morgan
Senior Vice President, General Counsel and Secretary
National Service Industries, Inc.
1420 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 853-1281
 (Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

AECO Employees’ 401(k) Retirement and Savings Plan

______________________________________
 (Full Title of the Plan)

_____________________________________

Copies to:

Jan M. Davidson, Esq.
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E. , Suite 2800
Atlanta, Georgia 30309
(404) 815-6500
(404) 815-6555 (fax)

_____________________________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $1.00 par value per share	75,000	$600,000	$143.40
Preferred Stock Purchase Rights (4)	75,000	(5)	(5)
Plan Interests in the AECO 401(k) Retirement and Savings Plan	(6)	(5)	(5)

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional securities to be offered or issued in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act. The proposed maximum aggregate offering price and amount of registration fee are based on $8.00, the average of the high and low prices reported on the NYSE on January 7, 2002.

(3) The filing fee associated with the 99,235 shares of common stock of National Service Industries, Inc. registered on March 1, 1999 on Form S-8, Commission file number 333-73133, and withdrawn from registration by post-effective amendment on January 4, 2002, is offset against the current filing fee.  The filing fee associated with those 99.235 shares is $893.08.  The current filing fee is $43.40.  Thus, no current filing fee is due.

(4) The Preferred Stock Purchase Rights initially trade with the Common Stock and are not currently exercisable.

(5) Not applicable.

(6) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

____________________________________

National Service Industries, Inc., Inc. (the "Company") files this Registration Statement on Form S-8 to reflect an increase in the number of shares of common stock, $1.00 par value (the "Common Stock") authorized under the AECO Employees’ 401(k) Retirement and Savings Plan (the "Plan"). The shares authorized under the Plan have been increased by 75,000, from 75,000 to 150,000. The 75,000 shares of stock previously authorized under the Plan are covered by a Registration Statement on Form S-8 (Registration No. 033-60715), the contents of which are incorporated herein by reference, unless superseded by the exhibits set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.                     Exhibits
Exhibit No.	Description

5	Opinion and consent of Carol Ellis Morgan, Esq.

23.1	Consent of Arthur Andersen LLP.

23.2	Consent of Carol Ellis Morgan, Esq. (included in Exhibit 5 hereto).

24	Powers of Attorney (included in signature page of this Registration Statement).

Pursuant to the requirements of the Securities Act of 1933, National Service Industries, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on January 3, 2002.

NATIONAL SERVICE INDUSTRIES, INC. By: /s/ Carol Ellis Morgan Carol Ellis Morgan Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes, and appoints Brock A. Hattox and Carol Ellis Morgan and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement together with exhibits to any such registration statement or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact’s substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 3, 2002, by the following persons in the capacities indicated.
Signature	Position
/s/ Brock A. Hattox Brock A. Hattox	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ Chester J. Popkowski Chester J. Popkowski	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ K. Gene Laminack K. Gene Laminack	Vice President and Controller
/s/ Dennis R. Beresford Dennis R. Beresford	Director
/s/ John E. Cay, III John E. Cay, III	Director
/s/ Don L. Chapman Don L. Chapman	Director

/s/ Joia M. Johnson Joia M. Johnson	Director
/s/ Michael Z. Kay Michael Z. Kay	Director
/s/ Dr. Betty L. Siegel Dr. Betty L. Seigel	Director

 Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Atlanta, Georgia on January 3, 2002.

AECO EMPLOYEES’ 401(K) RETIREMENT AND SAVINGS
PLAN

By: National Service Industries, Inc., Plan Administrator

 By: /s/ Brock A. Hattox
       Brock A. Hattox
        Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion and consent of Carol Ellis Morgan, Esq.

23.1	Consent of Arthur Andersen LLP.

23.2	Consent of Carol Ellis Morgan, Esq. (included in Exhibit 5 hereto).

24	Powers of Attorney (included in signature page of this Registration Statement).